UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 24, 2017

TeleTech Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-11919 (Commission File Number)	84-1291044 (I.R.S. Employer Identification Number)

9197 S. Peoria Street, Englewood, CO	80112-5833
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 303-397-8100

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On May 30, 2017, TeleTech Holdings, Inc. (the “Company”) filed a Current Report on Form 8-K disclosing the results of its 2017 Annual Meeting of Stockholders (the “Annual Stockholders Meeting”) and biographical information concerning Ms. Ekta Singh-Bushell, who was elected as a member of the Company’s Board of Directors at the Annual Stockholders Meeting. This amendment to the initial Current Report on Form 8-K corrects an error in Ms. Singh-Bushell’s biographical information.

Ms. Singh-Bushell, 45, recently resigned from her role as deputy to the first vice president, chief operating officer executive office, at the Federal Reserve Bank of New York in order to take this position.  From 2015 to 2016, she was a partner at DecisionGPS LLC, a business analytics start-up and she continues to serve as a strategic board advisor to the company. Since 2015, Ms. Singh-Bushell has been serving as a member of the board of directors for LifeStream (Taxonometrics, Inc.). Between 1998 and 2015, Ms. Singh-Bushell served in various leadership roles with Ernst & Young, including global client services partner between 2005 and 2015, global and Americas IT Effectiveness leader, Northeast advisory people leader, and US innovation & digital strategy leader. Ms. Singh-Bushell is a licensed certified public accountant (CPA) and holds advanced international certifications in governance, information systems security, audit and control.  From 2004 to 2014, Ms. Singh-Bushell served in various leadership roles including treasurer and audit committee chair for the Asian American Federation.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TeleTech Holdings, Inc.
(Registrant)

Date: June 5, 2017	By:	/s/ Margaret B. McLean
Margaret B. McLean, Senior Vice President, General Counsel & Corporate Secretary